UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2007
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2007, the board of directors of each of Burlington Coat Factory Investments Holdings, Inc. and Burlington Coat Factory Warehouse Corporation accepted Nicholas Nomico's resignation as a director and as a member of the Audit Committee of each board.  In his resignation letter, Mr. Nomicos stated that he is resigning to attend to other business.

On October 15, 2007, the board of directors of each of Burlington Coat Factory Investments Holdings, Inc. and Burlington Coat Factory Warehouse Corporation nominated Mr. Mark Verdi, an operating partner at Bain Capital, for election to each respective board to fill the vacancy created by Mr. Nomicos’  resignation.  By written consent, the stockholders of each company elected Mr. Verdi to serve on each board.  Mr. Verdi has also been appointed to serve on the Audit Committee of each board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, New Jersey on October 15, 2007.

Burlington Coat Factory Investments Holdings, Inc.
                                                                               (Registrant)

By:  /s/:   Robert L. LaPenta, Jr.
                                                  Robert L. LaPenta, Jr.
                      Vice President - Treasurer